Exhibit 5.1

November 7, 2013

Gentiva Health Services, Inc.

3350 Riverwood Parkway

Suite 1400

Atlanta, Georgia 30339-3314

Re:	Gentiva Health Services, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Gentiva Health Services, Inc., a Delaware corporation (the “Company”), and certain direct and indirect subsidiaries of the Company (collectively, the “Guarantors”), in connection with the filing by the Company and the Guarantors of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933 as amended (the “Act”) of an unspecified number of: (i) shares of common stock, par value $0.10 per share, of the Company (“Common Stock”); (ii) one or more classes or series of shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) guarantees of the Debt Securities by some or all of the Guarantors (“Guarantees”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (“Warrants”); and (vi) the Common Stock, Preferred Stock or Debt Securities that may be issued upon the exercise of the Warrants. This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K and no opinion is expressed herein as to any matter pertaining to the above referenced securities, other than as expressly stated herein. The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”), and the Debt Securities and Guarantees will be issued under the Indenture, dated September 25, 2007 (as may be amended or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-146297) filed on September 25, 2007). The Warrants, together with the Common Stock, the Preferred Stock, the Debt Securities and the Guarantees, are referred to herein, collectively, as the “Securities” and each a “Security”.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter, including (i) the applicable statutory provisions and related rules and regulations of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, (ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iv) a form of Warrant Agreement, (v) the Indenture, pursuant to which the Debt Securities will be issued, and (vi) duly adopted resolutions of the board of directors of the Company and the board of directors or other equivalent managing body of each Guarantor relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed

Gentiva Health Services, Inc.

November 7, 2013

the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

We have assumed that a Warrant Agreement relating to the Warrants and any other agreements/offering documents relating to the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or the Guarantors, as applicable, or their respective properties is subject; (ii) any law, rule or regulation to which the Company or the Guarantors, as applicable, is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive and enforceable purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) at the time of issuance of any shares of Common Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock under its Certificate of Incorporation; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions are limited to applicable statutory provisions of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, the laws of the State of New York, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the Delaware General Corporation Law as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Act, or any other federal or state laws or regulations.

Gentiva Health Services, Inc.

November 7, 2013

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1.	With respect to the Common Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof and (ii) due issuance and delivery of the Common Stock upon payment therefor (not less than the par value of the Common Stock) in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or the prospectus contained therein (the “Prospectus”) or a supplement to the prospectus (“Prospectus Supplement”) approved by the board of directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (ii) due filing of the Certificate of Designation with the Delaware Secretary of State setting forth the terms of such Preferred Stock and (iii) due issuance and delivery of the Preferred Stock upon payment therefor (not less than the par value of the Preferred Stock) in accordance with the applicable definitive purchase, underwriting or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities and the Guarantees, assuming (i) the taking by the board of directors or other equivalent managing body of each applicable Guarantor of all necessary corporate or equivalent action to approve the issuance and terms of the Debt Securities and the Guarantees, the terms of the offering thereof and related matters and (ii) the due execution, authentication, issuance and delivery of such Debt Securities and the Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and the board of directors or other equivalent managing body of each applicable Guarantor and otherwise in accordance with the provisions of the Indenture, such Debt Securities and Guarantees will constitute valid and binding obligations of the Company and the applicable Guarantors, as the case may be, except as enforceability of the Company’s and the applicable Guarantors’ obligations may be limited by (a) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws or judicial decisions now or hereafter in effect relating to or affecting rights and remedies of creditors and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and matters of public policy which may limit the rights of parties to obtain remedies.

4.

With respect to the Warrants, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to approve the execution and delivery of a Warrant Agreement and the terms of the offering of the Warrants and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, except as enforceability of the Company’s obligations may be limited by (a) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws or judicial decisions now or

Gentiva Health Services, Inc.

November 7, 2013

hereafter in effect relating to or affecting rights and remedies of creditors and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and matters of public policy which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Act.

Very truly yours,

/s/ McKenna Long & Aldridge LLP
McKenna Long & Aldridge LLP